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                                  EXHIBIT 11
                   NUTRAMAX PRODUCTS, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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
                                                              Thirteen Weeks   Thirteen Weeks     Twenty-Seven    Twenty-Six
                                                                  Ended            Ended          Weeks Ended     Weeks Ended
                                                              --------------   --------------     -------------   --------------
                                                               April 4, 1998   March 29, 1997     April 4, 1998   March 29, 1997
                                                              --------------   --------------     -------------   --------------
                                                                                   (share data in thousands)
BASIC EARNINGS PER SHARE:
   Net income per common share                                      $   0.11         $   0.21          $   0.25         $   0.38
                                                              ==============   ==============     =============   ==============
   Weighted average number of shares outstanding                       5,648            4,845             5,634            6,780
                                                              ==============   ==============     =============   ==============
DILUTED EARNINGS PER SHARE:
   Net income per common share                                      $   0.11         $   0.20          $   0.25         $   0.37
                                                              ==============   ==============     =============   ==============
   Weighted average shares                                             5,648            4,845             5,634            6,780
   Effect of dilutive securities:
     Stock options                                                        87               62                81               19
     Warrants                                                             82               55                78               18
                                                              --------------   --------------     -------------   --------------
   Adjusted weighted average number of shares outstanding              5,817            4,962             5,793            6,817
                                                              ==============   ==============     =============   ==============

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